Exhibit 5.1

50 West Liberty Street, Suite 750
Reno, Nevada 89501	A Professional
Main 775.323.1601	Law Corporation
Fax 775.348.7250

April 10, 2024

Board of Directors

Nano Nuclear Energy Inc.

10 Times Square, 30th Floor

New York, New York 10018

Re:	Nano Nuclear Energy Inc. – Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special Nevada counsel to Nano Nuclear Energy Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed on even date herewith by the Company with the Securities and Exchange Commission for its initial public offering (the “Offering”). The Registration Statement relates to (i) the sale of an aggregate of up to $15,000,000 worth of shares (the “Underwritten Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), in the Offering pursuant to an underwriting agreement (the “Underwriting Agreement”) between the Company and The Benchmark Company, LLC, as representative of the underwriters of the Offering (the “Underwriters”), (ii) an additional amount up to $2,250,000 worth of shares of the Company’s common stock pursuant to an over-allotment option in favor of the Underwriters, as described in the Underwriting Agreement (the “Over-Allotment Shares”) and (iii) the issuance of warrants (the “Warrants”) to the Underwriters to purchase seven percent (7%) of the Underwritten Shares (the “Warrants Shares”).

As counsel to the Company, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of rendering this opinion. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the Nevada Revised Statutes, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Nevada, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Nano Nuclear Energy Inc.

April 10, 2024

Page Two

Based upon such examination, it is our opinion that:

1.	Underwritten Shares. The Underwritten Shares have been duly authorized by all requisite corporate action on the part of the Company and upon their issuance, delivery and payment therefor in the manner contemplated by the Registration Statement will be validly issued, fully paid and non-assessable.

2.	Over-Allotment Shares. The Over-Allotment Shares, if issued upon exercise of the over-allotment option against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

3.	Warrant Shares. The Warrant Shares, if issued upon exercise of the Warrants against payment therefor in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement. In connection with this opinion, we have relied on oral or written statements and representations of officers or other representatives of the Company and others. Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company may employ other independent counsel and, to our knowledge, handles certain matters and issues without the assistance of independent counsel.

This opinion is given as of the date hereof. We assume no obligation to advise you of changes that may hereafter be brought to our attention.

We consent to the inclusion of this opinion as an exhibit to the Registration Statement and further consent to all references to us under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Parsons Behle & Latimer
PARSONS BEHLE & LATIMER